UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2021

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As disclosed in The ODP Corporation’s (the “Company”) press release attached as Exhibit 99.1 to this Current Report on Form 8-K, on November 15, 2021, the Company announced that its Board of Directors approved an increase to the aggregate amount of common stock the Company may repurchase under the Company’s current share repurchase program to $450.0 million, an increase of $150.0 million. The stock repurchase program expires on June 30, 2022.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

The Company also disclosed that it has entered into accelerated share repurchase plan agreements (“ASR Agreements”) with each of Goldman Sachs & Co. LLC and JPMorgan Chase Bank, National Association (the “Dealers”). Under the ASR Agreements, the Company will make an initial payment of $150.0 million in cash and will receive an initial aggregate delivery of approximately 2.8 million shares of the Company’s Common Stock (“Common Stock”) by November 18, 2021. The total number of shares of Common Stock to ultimately be purchased by the Company under the ASR Agreements will generally be based on the average of the daily volume-weighted average prices of the Common Stock during the term of the ASR Agreements. Upon final settlement of each ASR Agreement, the Company may be entitled to receive additional shares of Common Stock from the relevant Dealer or, under certain circumstances specified in such ASR Agreement, the Company may be required to deliver shares of Common Stock or make a cash payment, at its option, to the relevant Dealer. The ASR Agreements contain provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreements may be accelerated, extended or terminated early by the applicable Dealer and various acknowledgments, representations and warranties made by the parties to one another. Each ASR Agreement is scheduled to expire in the first or second quarter 2022, but may conclude earlier at the option of the applicable Dealer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press release of The ODP Corporation, dated November 16, 2021.

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: November 16, 2021	/s/ N. DAVID BLEISCH
	Name:	N. David Bleisch
	Title:	EVP, Chief Legal & Administrative Officer and Corporate Secretary

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